                              CELLNET DATA SYSTEMS, INC.

                        RESTATED CERTIFICATE OF INCORPORATION



    CellNet Data Systems, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

    1. The name of this corporation is CellNet Data Systems, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 7, 1993.

    2. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and further integrates and further amends the provisions of this corporation's Certificate of Incorporation.

    3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as set forth in Schedule A attached hereto.

    IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation this ____ day of ______, 1996.


                             CELLNET DATA SYSTEMS, INC.



                             By:
                                  ------------------------------
                                  John M. Seidl, President and
                                  Chief Executive Officer



ATTEST:



- ----------------------------
David L. Perry, Secretary

                                      SCHEDULE A

                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                              CELLNET DATA SYSTEMS, INC.


    FIRST. The name of the corporation is CellNet Data Systems, Inc. (the "Corporation").

    SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH. This Corporation is authorized to issue two classes of shares, designated "Common Stock," $0.001 par value and "Preferred Stock," $0.001 par value, respectively. The number of shares of Common Stock authorized to be issued is fifty million (50,000,000) and the number of shares of Preferred Stock authorized to be issued is fifteen million (15,000,000), five million (5,000,000) of which shall be designated as "Series AA Preferred Stock," four million two hundred fifty-six thousand seven hundred thirty-three (4,256,733) of which shall be designated as "Series BB Preferred Stock," three million two hundred fifteen thousand seven hundred sixty-eight (3,215,768) of which shall be designated as "Series CC Preferred Stock" and six hundred forty-six thousand eight hundred thirty (646,830) of which shall be designated as "Series DD Preferred Stock."

    The Board of Directors shall have the authority to issue the balance of the authorized but undesignated Preferred Stock from time to time in one or more series and to fix the number of shares of such series and to determine the designation of any such series and to determine or alter the powers, preferences, rights, qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

    The powers, preferences, rights, qualifications, limitations or restrictions granted to or imposed upon the Series AA, Series BB, Series CC and Series DD Preferred Stock are as follows:

         (a)  DIVIDENDS.

         (1) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of outstanding Series AA, Series BB, Series CC and Series DD Preferred Stock shall be entitled to receive in any fiscal year, if, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, distributions (as defined below) in cash at the rate of $0.10 per share of Series AA Preferred Stock per annum, $0.475 per share of Series BB Preferred Stock per annum,

$0.964 per share of Series CC Preferred Stock per annum and $0.964 per share of Series DD Preferred Stock per annum. Distributions may be declared or paid upon shares of Common Stock in any fiscal year of the Corporation only if distributions shall have been paid or declared and set apart upon all shares of Series AA, Series BB, Series CC and Series DD Preferred Stock in the full annual amount set forth above for such fiscal year. No distributions shall be declared or paid upon the Series AA Preferred in any fiscal year unless distributions shall have been paid or declared and set apart upon all shares of Series BB and Series CC Preferred Stock in the full amount set forth above for each fiscal year. No distributions shall be declared or paid upon the Series BB Preferred Stock in any fiscal year unless distributions shall have been paid or declared and set apart upon all shares of Series CC Preferred Stock in the full amount set forth above for each fiscal year. No distributions shall be declared or paid upon the Series DD Preferred Stock in any fiscal year unless distributions shall have been paid or declared and set apart upon all shares of Series AA, Series BB and Series CC Preferred Stock in the full amount set forth above for each fiscal year. After payment of the distribution preference for the Series AA, Series BB, Series CC, and Series DD Preferred Stock stated above, any additional distributions shall be distributed on a pro rata basis to the holders of Common Stock, Series AA, Series BB, Series CC and Series DD Preferred Stock based upon the number of shares held by each holder on an as-converted into Common Stock basis. The right to such distributions on Series AA, Series BB, Series CC and Series DD Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series AA, Series BB, Series CC and Series DD Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

         (2) For purposes of this Section (a), unless the context otherwise requires, "distribution" shall mean the transfer of cash or property whether by way of dividend or otherwise, payable other than in Common Stock, directly or indirectly in respect of or the purchase or redemption of shares of this Corporation (other than repurchases at cost of Common Stock held by officers, directors, employees or consultants of this Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

    (b)  PREFERENCE ON LIQUIDATION.

         (1) Subject to the rights of series of Preferred Stock which may from time to time come into existence (subject to the limitations of subsection
(b)(1)(i) below), in the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation, the assets available for distribution, after satisfaction of all obligations to purchase, redeem or retire any outstanding capital stock, shall be distributed in accordance with the following:

                   (i) The holders of shares of Series CC Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of any other series of the Corporation's Preferred Stock or the Corporation's Common Stock, an amount equal to $9.64 per share of Series CC Preferred Stock plus all declared and unpaid dividends thereon to the date fixed for distribution for each share of Series CC Preferred Stock held (the "Series CC Liquidation Value"). If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series CC Preferred Stock the full amounts to which they shall be entitled pursuant to this subsection (i), then the assets of the Corporation shall be distributed on a pro rata basis to the holders of the

Series CC Preferred Stock, based upon the preferential amounts applicable to the number of shares of Series CC Preferred Stock then held by each holder. Any series of Preferred Stock which are Permitted Issuances as defined in Section (e) may participate on a parity basis with the Series CC Preferred Stock in a liquidation if the original purchase price per share of Common Stock (or other securities on an as-converted to Common Stock basis) of such Permitted Issuance was equal to or greater than the Conversion Price (as defined in Section (d)) of the Series CC Preferred Stock in effect on the date of such Permitted Issuance.

                   (ii) After setting apart or paying in full the preferential amounts due the holders of the Series CC Preferred Stock, the holders of shares of Series BB Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of any other series of the Corporation's Preferred Stock (other than the Series CC Preferred Stock) or the Corporation's Common Stock, an amount equal to $4.75 per share of Series BB Preferred Stock plus all declared and unpaid dividends thereon to the date fixed for distribution for each share of Series BB Preferred Stock held (the "Series BB Liquidation Value"). If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series BB Preferred Stock the full amounts to which they shall be entitled pursuant to this subsection (ii), then the assets of the Corporation shall be distributed on a pro rata basis to the holders of the Series BB Preferred Stock, based upon the preferential amounts applicable to the number of shares of Series BB Preferred Stock then held by each holder.

                   (iii) After setting apart or paying in full the preferential amounts due the holders of the Series BB and Series CC Preferred Stock, the holders of shares of Series AA Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of any other series of the Corporation's Preferred Stock (other than Series BB and Series CC Preferred Stock) or the Corporation's Common Stock, an amount equal to $1.00 per share of Series AA Preferred Stock plus all declared and unpaid dividends thereon to the date fixed for distribution for each share of Series AA Preferred Stock held (the "Series AA Liquidation Value"). If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series AA Preferred Stock the full amounts to which they shall be entitled pursuant to this subsection (iii), then the assets of the Corporation shall be distributed on a pro rata basis to the holders of the Series AA Preferred Stock, based upon the number of shares of Series AA Preferred Stock then held by each holder.

                   (iv) After setting apart or paying in full the preferential amounts due the holders of the Series AA, BB, and CC Preferred Stock, the holders of shares of Series DD Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of any other series of the Corporation's Preferred Stock (other than Series AA, Series BB and Series CC Preferred Stock) or the Corporation's Common Stock, an amount equal to $9.64 per share of Series DD Preferred Stock plus all declared and unpaid dividends thereon to the date fixed for distribution for each share of Series DD Preferred Stock held (the "Series DD Liquidation Value"). If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series DD Preferred Stock the full amounts to which they shall be entitled pursuant to this subsection (iv), then the assets of the Corporation shall be distributed on a pro rata basis to the holders of the Series DD Preferred Stock, based upon the number of shares of Series DD Preferred Stock then held by each holder.

                   (v) After setting apart or paying in full the preferential amounts due the holders of the Series AA, Series BB, Series CC and Series DD Preferred Stock, the holders of the Common Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to $0.50 per share, plus all declared and unpaid dividends thereon to the date fixed for distribution. If upon liquidation, dissolution or winding up of the Corporation, and after setting apart or paying in full the preferential amounts due the holders of the Series AA, Series BB, Series CC and Series DD Preferred Stock, the assets of the Corporation remaining available for distribution to its stockholders shall be insufficient to pay the holders of the Common Stock the full amounts to which they shall be entitled pursuant to this subsection (v), then the remaining assets of the Corporation shall be distributed on a pro rata basis to the holders of the Common Stock, based upon the preferential amounts applicable to the number of shares of Common Stock then held by each holder.

                   (vi) After setting apart or paying in full the preferential amounts due pursuant to subsections (i), (ii), (iii), (iv) and (v) of this Section (b)(1), the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of Series AA, Series BB, Series CC and Series DD Preferred Stock and Common Stock on a pro rata basis, based upon the number of shares of Common Stock then held by each holder on an as-converted basis.

                   (vii) The assets available for distribution pursuant to Section (b) shall be determined by applicable law and prior to payment of any liquidation preference the Company shall first satisfy its outstanding obligations concerning rights, if any, which have been exercised to have purchased, redeemed or otherwise retired any capital stock.

         (2) The merger or consolidation of the Corporation into or with another corporation in which this Corporation shall not survive and the stockholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed, except as otherwise provided for in subsection (b)(3) herein, to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section (b). In the event of such merger, consolidation or sale of substantially all of the Company's assets, the holders of shares of Series AA, Series BB, Series CC and Series DD Preferred Stock shall have the right to preference upon the distribution of assets as provided in this Section (b), or alternatively at such holder's election, shall have the right to convert to shares of Common Stock and receive distribution of assets as holders of Common Stock as provided in this Section (b).

         (3) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (other than solely cash and/or publicly traded securities) with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to each of the holders of a majority of the Series AA, Series BB, Series CC and Series DD Preferred Stock then outstanding voting separately) to insure that each of the holders of Series AA, Series BB, Series CC and Series DD Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series AA, Series BB, Series CC and/or Series DD Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series AA, Series BB, Series CC and/or Series DD Preferred Stock into Common Stock immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series AA, Series BB, Series CC and Series DD Preferred Stock then outstanding voting separately), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         (4) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall, within ten
(10) days after the date the Board of Directors approves such action, or twenty
(20) days prior to any stockholders' meeting called to approve such action, or twenty (20) days after the commencement of an involuntary proceeding, whichever is earlier, give each holder of shares of Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change.

         (5) The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 10-day period may be shortened upon the written consent of the holders of all of the outstanding shares of the Preferred Stock voting as a single class.

         (6) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to such valuation, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Common Stock, Series AA, Series BB, Series CC and Series DD Preferred Stock voting together on an as-converted basis). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Common Stock, Series AA, Series BB, Series CC and Series DD Preferred Stock of the appraiser's valuation.

    (c)  VOTING.

                   (i) Except as otherwise required by law or as set forth herein and subject to the rights of series of Preferred Stock which may from time to time come into existence, the shares of the Series AA, Series BB, Series CC and Series DD Preferred Stock shall vote together with the shares of the Corporation's Common Stock at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as the Corporation's Common Stock, upon the following basis: each holder of shares of Series AA, Series BB, Series CC and Series DD Preferred Stock shall be entitled to such number of votes for the Series AA, Series BB, Series CC and Series DD Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Common Stock into which his shares of Series AA, Series BB, Series CC and
Series DD Preferred Stock are convertible, in accordance with the terms of this Certificate of Incorporation, immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                   (ii) In the election of directors, one (1) director shall be elected by the holders of the Series CC Preferred Stock voting as a separate class and two (2) directors shall be elected by the holders of Series BB Preferred Stock, voting as a separate class. All other directors shall be elected by the holders of Series AA, Series BB, Series CC and Series DD Preferred Stock (collectively, on an as-converted basis) and Common Stock voting together as a separate class.

                   (iii) In the election of directors, each holder of Preferred Stock and Common Stock shall be entitled to as many votes as shall equal the number of votes entitled to be cast for the election of directors with respect to each holder's shares of stock multiplied by the number of directors to be elected by each holder, and may cast all of such votes for a single director or may distribute such votes among the number of directors to be elected. Such cumulative voting will be eliminated when and if CellNet-Delaware is a publicly traded company with more than 800 stockholders of record.

    (d)  CONVERSION RIGHTS.

         (1) Each share of Series AA, Series BB, Series CC and Series DD Preferred Stock shall be convertible, at the option of the holder thereof, at any time after issuance into fully paid and nonassessable shares of Common Stock of the Corporation.

         (2) Each share of Series AA Preferred Stock shall automatically be converted into fully paid and non-assessable shares of Common Stock of the Corporation immediately upon (i) the closing of a sale, pursuant to an effective registration statement under the Securities Act of 1933, as amended, at any time, of the Corporation's Common Stock in a firmly underwritten registered public offering with aggregate net proceeds to the Corporation of at least twenty million dollars ($20,000,000) and an offering price per share to the public equal to or greater than $4.00 per share (as adjusted for stock splits, stock dividends and combination) or (ii) the vote or written consent, in the manner provided by law, of holders of more than fifty percent (50%) of the total number of outstanding shares of Series AA Preferred Stock or (iii) at such time as fewer than 1,000,000 shares of Series AA Preferred Stock remain outstanding as adjusted for stock splits, stock dividends and combinations. The number of shares of Common Stock into which each share of Series AA Preferred Stock may be converted shall be determined by dividing $1.00 by the Conversion Price determined as hereinafter provided in effect at the time of conversion.

         (3) Each share of Series BB Preferred Stock shall automatically be converted into fully paid and non-assessable shares of Common Stock of the Corporation immediately upon (i) the closing of a sale, pursuant to an effective registration statement under the Securities Act of 1933, as amended, at any time, of the Corporation's Common Stock in a firmly underwritten registered public offering with aggregate net proceeds to the Corporation of at least twenty million dollars ($20,000,000) and an offering price per share to the public equal to or greater than $12.00 per share (as adjusted for stock splits, stock dividends and combinations) or

(ii) the vote or written consent, in the manner provided by law, of holders of more than fifty percent (50%) of the total number of outstanding shares of Series BB Preferred Stock or (iii) at such time as fewer than 500,000 shares of Series BB Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends and combinations). The number of shares of Common Stock into which each share of Series BB Preferred Stock may be converted shall be determined by dividing $4.75 by the Conversion Price determined as hereinafter provided in effect at the time of conversion.

         (4) Each share of Series CC Preferred Stock shall automatically be converted into fully paid and non-assessable shares of Common Stock of the Corporation immediately upon (i) the closing of a sale, pursuant to an effective registration statement under the Securities Act of 1933, as amended, at any time, of the Corporation's Common Stock in a firmly underwritten registered public offering with aggregate net proceeds to the Corporation of at least twenty million dollars ($20,000,000) and an offering price per share to the public equal to or greater than $19.28 per share (as adjusted for stock splits, stock dividends and combinations) until January 1, 1997, and thereafter $24.10 per share (as adjusted for stock splits, stock dividends and combinations),
(ii) the vote or written consent, in the manner provided by law, of holders of at least sixty percent (60%) of the total number of outstanding shares of Series CC Preferred Stock, or (iii) at such time as fewer than 500,000 shares of Series CC Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends and combinations). The number of shares of Common Stock into which each share of Series CC Preferred Stock may be converted shall be determined by dividing $9.64 by the Conversion Price determined as hereinafter provided in effect at the time of conversion.

         (5) Each share of Series DD Preferred Stock shall automatically be converted into fully paid and non-assessable shares of Common Stock of the Corporation immediately upon (i) the closing of a sale, pursuant to an effective registration statement under the Securities Act of 1933, as amended, at any time, of the Corporation's Common Stock in a firmly underwritten registered public offering with aggregate net proceeds to the Corporation of at least twenty million dollars ($20,000,000) and an offering price per share to the public equal to or greater than $19.28 per share (as adjusted for stock splits, stock dividends and combinations) until January 1, 1997, and thereafter $24.10 per share (as adjusted for stock splits, stock dividends and combinations),
(ii) the vote or written consent, in the manner provided by law, of holders of at least fifty percent (50%) of the total number of outstanding shares of Series DD Preferred Stock, or (iii) at such time as fewer than 500,000 shares of Series DD Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends and combinations). The number of shares of Common Stock into which each share of Series DD Preferred Stock may be converted shall be determined by dividing $9.64 by the Conversion Price determined as hereinafter provided in effect at the time of conversion.

         (6) The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series AA Preferred Stock shall be $1.00, subject to adjustment as provided in Section (e) hereof.

         (7) The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series BB Preferred Stock shall be $4.75, subject to adjustment as provided in Section (e) hereof.

         (8) The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series CC Preferred Stock shall be $9.64, subject to adjustment as provided in Section (e) hereof.

         (9) The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series DD Preferred Stock shall be $9.64, subject to adjustment as provided in Section (e) hereof.

         (10) The holder of any shares of Series AA, Series BB, Series CC or Series DD Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series AA, Series BB, Series CC or Series DD Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, or, if the conversion is made in connection with a public offering, immediately prior to the closing of the public offering, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in subsection (11) of this Section (d). The holder shall be deemed to have become a shareholder of record of the Common Stock issuable upon such conversion on the applicable Conversion Date unless the transfer books of the Corporation are closed on said date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series AA, Series BB, Series CC or Series DD Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series AA, Series BB, Series CC or Series DD Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (11) No fractional shares of Common Stock or script shall be issued upon conversion of shares of the Series AA, Series BB, Series CC or Series DD Preferred Stock. If more than one share of Series AA, Series BB, Series CC or Series DD Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series AA, Series BB, Series CC or Series DD Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series AA, Series BB, Series CC or Series DD Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Corporation's Board of Directors.

         (12) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series AA, Series BB, Series CC and Series DD Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series AA, Series BB, Series CC and Series DD Preferred Stock from time to time outstanding.

         (13) All shares of Common Stock which may be issued upon conversion of the shares of Series AA, Series BB, Series CC and Series DD Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (14) If any event occurs of the type contemplated by the provisions of Sections (d) and (e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features), then the Corporation's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series AA, Series BB, Series CC and Series DD Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section (d) or decrease the number of shares of Common Stock issuable upon conversion of each share of Series AA, Series BB, Series CC or Series DD Preferred Stock.

         (15) The Corporation shall take all action as may be necessary to assure that all such shares of Common Stock issuable upon conversion of the Series AA, Series BB, Series CC and Series DD Preferred Stock may be so issued without violation of any applicable law, governmental regulation or any requirements of any domestic securities exchange upon which shares of the Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

         (16) The issuance of the certificate for shares of Series AA, Series BB, Series CC and Series DD Preferred Stock upon conversion shall be made without charge to the holders of such Series AA, Series BB, Series CC and Series DD Preferred Stock for issuance taxes in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of the shares of Common Stock. Upon conversion of any Series AA, Series BB, Series CC or Series DD Preferred Stock, the Corporation shall take all action as necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

    (e) ADJUSTMENT OF CONVERSION PRICE OF SERIES AA, SERIES BB, SERIES CC AND SERIES DD PREFERRED STOCK. The Conversion Price of the Series AA, Series BB, Series CC and Series DD Preferred Stock from time to time in effect shall be subject to adjustment from time to time as provided in this Section (e).

         (1) SPECIAL DEFINITIONS. For purposes of this Section (e), the following definitions shall apply:

                   (i) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                   (ii) "ORIGINAL ISSUE DATE" for the Series BB and Series CC Preferred Stock shall mean the date on which the first share of Series BB or Series CC or Series DD Preferred Stock was issued.

                   (iii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than the Series AA, Series BB, Series CC and Series DD Preferred Stock and Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                   (iv) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares (including reissued shares) of Common Stock issued (or, pursuant to paragraph (e)(3), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                        (A) shares of Common Stock issued upon conversion of the Series AA, Series BB, Series CC and Series DD Preferred Stock authorized herein;

                        (B) shares of Common Stock (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Corporation pursuant to stock option or purchase plans approved by a majority of the members of the Board of Directors and any other shares of Common Stock held by officers, directors, employees and consultants which are repurchased at cost subsequent to the Original Issue Date;

                        (C) as a dividend or distribution on Series AA, Series BB, Series CC or Series DD Preferred Stock or any event for which adjustment is made pursuant to paragraph (e)(8) or (9) hereof;

                        (D) shares of Common Stock issued or deemed issued upon exercise of warrants of the Corporation outstanding as of the Original Issue Date; or

                        (E) Options (or shares of Common Stock issued upon exercise thereof) issued in connection with the issuance of the Senior Notes.

                   (v) "SENIOR NOTES" shall mean the 13% Senior Discount Notes due June 15, 2005 issued on June 15, 1995 and issued on November 21, 1995 as governed by the Indenture between the Corporation and The Bank of New York as Trustee dated June 15, 1995, as amended on November 21, 1995.

         (2) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Conversion Price of the Series BB or Series CC or Series DD Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price of such series in effect on the date of and immediately prior to such issue.

         (3) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph (e)(7) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price of the Series BB or Series CC or Series DD Preferred Stock as the case may be in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                   (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                   (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                   (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if;

                        (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                        (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                   (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                   (v) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

         (4) ADJUSTMENT OF CONVERSION PRICE OF SERIES BB PREFERRED STOCK UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that after the Original Issue Date this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (e)(3)) without consideration or for a consideration per share less than the Conversion Price of the Series BB Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of the Series BB Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price of the Series BB Preferred, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (4), all shares of Common Stock issuable upon conversion of outstanding Series AA, Series BB, Series CC and Series DD Preferred Stock and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection (e)(3), such Additional Shares of Common Stock shall be deemed to be outstanding.

         (5) ADJUSTMENT OF CONVERSION PRICE OF SERIES CC PREFERRED STOCK UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                   (i) In the event that after the Original Issue Date this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection (e)(3)) without consideration or for a consideration per share less than the Conversion Price of the Series CC Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of the Series CC Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price of the Series CC Preferred Stock, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (5), all shares of Common Stock issuable upon conversion of outstanding Series AA, Series BB, Series CC and Series DD Preferred Stock and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection (e)(3), such Additional Shares of Common Stock shall be deemed to be outstanding.

                   (ii) Notwithstanding the foregoing, the Conversion Price of the Series CC Preferred Stock and the number of shares issuable upon conversion of such Series CC Preferred Stock shall not be adjusted upon any issuance of Additional Shares of Common Stock to any public or private utility companies ("Permitted Issuances") provided such Permitted Issuances will not result in an adjustment to the Conversion Price of any other Preferred Stock of the Company, in which event the appropriate adjustment shall be made under subsection e(5)(i) above. In the event an adjustment shall be made to the Conversion Price of the Series CC Preferred Stock as a result of a Permitted Issuance, for purposes of calculating such adjustment, the only type of consideration that will be counted as having been received by the Corporation for the issuance of Additional Shares of Common Stock shall be Cash, as defined in subsection e(7)(i) herein, and tangible personal property with a readily ascertainable fair market value.

         (6) ADJUSTMENT OF CONVERSION PRICE OF SERIES DD PREFERRED STOCK UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that after the Original Issue Date this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection (e)(3)) without consideration or for a consideration per share less than the Conversion Price of the Series DD Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of the Series DD Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price of the Series DD Preferred Stock, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (6), all shares of Common Stock issuable upon conversion of outstanding Series AA, Series BB, Series CC and Series DD Preferred Stock and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection (e)(3), such Additional Shares of Common Stock shall be deemed to be outstanding.

         (7)  DETERMINATION OF CONSIDERATION.  For purposes of this
Section (e), except as provided in subsection e(5)(ii), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                   (i) CASH AND PROPERTY: Except as provided in clause (ii) below, such consideration shall:

                        (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Corporation; and

                        (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                   (ii) EXPENSES. In the event the Corporation pays or incurs expenses, commissions or compensation, or allows concessions or discounts to underwriters, dealers or others performing similar services in connection with such issue, in an aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for such issue, as determined in clause (i) above, consideration shall be computed as provided in clause (i) above after deducting the aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for the issue.

                   (iii) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section (e)(3), relating to Options and Convertible Securities, shall be determined by dividing

                        (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (8) ADJUSTMENTS FOR STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split, or otherwise), into a greater number of shares of Common Stock, the Series AA, Series BB, Series CC and Series DD Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series AA, Series BB, Series CC and Series DD Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (9)  ADJUSTMENTS FOR OTHER DISTRIBUTIONS.  In the event the
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities or assets of the Corporation other than shares of Common Stock then and in each such event provision shall be made so that the holders of Series AA, Series BB, Series CC and Series DD Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or assets of the Corporation which they would have received had their Series AA, Series BB, Series CC and Series DD Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section (e) with respect to the rights of the holders of the Series AA, Series BB, Series CC and Series DD Preferred Stock.

         (10) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Series AA, Series BB, Series CC and Series DD Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series AA, Series BB, Series CC and Series DD Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series AA, Series BB, Series CC and Series DD Preferred Stock immediately before that change, all subject to further adjustment as provided herein.

         (11) NO IMPAIRMENT. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section (e) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series AA, Series BB, Series CC and Series DD Preferred Stock against impairment.

         (12) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series AA, Series BB, Series CC and Series DD Conversion Price pursuant to this Section (e), this Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series AA, Series BB, Series CC and Series DD Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

    (f)  STATUS OF CONVERTED STOCK.  In case any shares of Series AA,
Series BB, Series CC and Series DD Preferred Stock shall be converted pursuant to Section (d) hereof, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

    (g)  CHANGES.

         (1) So long as any shares of the Series AA, Series BB, Series CC and Series DD Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of both (i) the holders of more than fifty percent (50%) of the total number of shares of Series AA, Series BB, Series CC and Series DD Preferred Stock outstanding, voting together as a single class; and (ii) the holders of more than fifty percent (50%) of the total number of shares of Series BB and Series CC Preferred Stock outstanding, voting together as a single class,
(1) increase the authorized number of shares of Preferred Stock, (2) amend the Bylaws to change the authorized number of directors or (3) sell all or substantially all of the Corporation's assets or enter into a merger or consolidation as a result of which the stockholders of the Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent or enter into a liquidation (whether complete or partial) or dissolution or winding up of the Corporation.

         (2) So long as any shares of Series AA Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of more than fifty percent (50%) of the total number of outstanding shares of Series AA Preferred Stock, voting separately as a class, (i) alter or change any of the rights, preferences, privileges or restrictions of the Series AA Preferred Stock; (ii) amend the provisions of this subsection (g)(2); or (iii) create any new class or series of shares of Preferred Stock or securities convertible into Preferred Stock on a parity with or senior to the Series AA or BB Preferred Stock except with respect to rights which may be granted to such new class or series to share in participation rights on dividends and on liquidation after the preferences of the Series AA and Series BB Preferred Stock have been paid.

         (3) So long as any shares of Series BB Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of more than fifty percent (50%) of the total number of outstanding shares of Series BB Preferred Stock, voting separately as a class, (i) alter or change any of the rights, preferences, privileges or restrictions of the Series BB Preferred Stock; (ii) amend the provisions of this subsection (g)(3); (iii) create any new class or series of shares of Preferred Stock or securities convertible into Preferred Stock on a parity with or senior to the Series AA or BB Preferred Stock except with respect to rights which may be granted to such new class or series to share in participation rights on dividends and upon liquidation after the preferences of the Series AA and Series BB Preferred Stock have been paid; or (iv) repurchase, acquire or retire any shares of Series AA Preferred Stock or Common Stock or any other securities ranking junior to the Series BB Preferred Stock (other than pursuant to the terms of stock purchase agreements with employees, officers, directors or consultants of the Corporation providing for such repurchase at cost in the event of termination), or pay, declare or set aside funds for the payment of any dividend or other distribution with respect to any such shares of Series AA Preferred Stock or Common Stock or any other securities ranking junior to the Series BB Preferred Stock.

         (4) So long as any shares of Series CC Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of more than fifty percent (50%) of the total number of outstanding shares of Series CC Preferred Stock, voting separately as a class, (i) alter or change any of the rights, preferences, privileges or restrictions of the Series CC Preferred Stock; (ii) amend the provisions of this subsection (g)(4); or (iii) create any new class or series of shares of Preferred Stock or securities convertible into Preferred Stock or issue any equity securities (including Options or Convertible Securities) on a parity with or senior to the Series CC Preferred Stock except with respect to rights which may be granted to such new class or series (A) to receive a dividend and liquidation preference junior to the Series CC Preferred Stock initial preferences and thereafter to share in participation rights on dividends and upon liquidation after the initial preferences of all securities have been paid or (B) in a Permitted Issuance (as defined in Section (e)), issued at a price per share of Common Stock or other securities on an as-converted to Common Stock basis equal to or greater than the Conversion Price (as defined in Section (d)) of the Series CC Preferred Stock in effect on the date of issuance of such security to share in liquidation rights on a parity with the Series CC Preferred Stock; (iv) repurchase, acquire or retire any shares of Series AA or BB Preferred Stock or Common Stock or any other securities ranking junior to the Series CC Preferred Stock (other than pursuant to the terms of stock purchase agreements with employees, officers, directors or consultants of the Corporation providing for such repurchase at cost in the event of termination), or pay, declare or set aside funds for the payment of any dividend or other distribution with respect to any such shares of Series AA or BB Preferred Stock or Common Stock or any other securities ranking junior to the Series CC Preferred Stock.

         (5) So long as any shares of Series DD Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of more than fifty percent (50%) of the total number of outstanding shares of Series DD Preferred Stock, voting separately as a class, (i) alter or change any of the rights, preferences, privileges or restrictions of the

Series DD Preferred Stock; (ii) amend the provisions of this subsection (g)(5); or (iii) repurchase, acquire or retire any shares of Series DD Preferred Stock or Common Stock or any other securities ranking junior to the Series DD Preferred Stock (other than pursuant to the terms of stock purchase agreements with employees, officers, directors or consultants of the Corporation providing for such repurchase at cost in the event of termination), or pay, declare or set aside funds for the payment of any dividend or other distribution with respect to any securities ranking junior to the Series DD Preferred Stock. So long as any shares of Series DD Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of more than fifty percent (50%) of the total number of outstanding shares of Series AA, BB, CC and DD Preferred Stock, voting together as a class, create any new class or series of shares of Preferred Stock or securities convertible into Preferred Stock (x) senior to the Series AA, BB, CC and DD Preferred Stock, or (y) senior to the Series AA, BB and DD Preferred Stock, but on a parity with the Series CC Preferred Stock.

         (6) In the event the Corporation has consummated a public offering of its Common Stock in which the net proceeds to the Corporation are at least twenty million dollars ($20,000,000), and the Series AA or BB or CC or DD Preferred Stock is entitled under law to a separate class vote on the sale of all or substantially all of the Corporation's assets, or a merger or consolidation as a result of which the stockholders of the Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent (a "Material Change"), then the Corporation shall also as a condition of approval of the Material Change obtain the approval of holders of more than fifty percent (50%) of the Common Stock and Series AA and/or BB and/or CC and/or DD Preferred Stock which shall vote together with the holders of Common Stock on an as-converted into Common Stock basis.

    (h) REDEMPTION. In the event that the Corporation has consummated a public offering of its Common Stock in which the net proceeds to the Corporation are at least twenty million dollars ($20,000,000), and the Series AA or BB or CC or DD Preferred Stock is entitled under law to a separate class vote on a Material Change and such vote has been taken and the Material Change has not been approved by the holders of Preferred Stock but has been approved in the vote provided for by Section (g)(6), the holders of the Series AA, BB, CC and DD Preferred Stock agree that the Corporation may, at the option of the Board of Directors, redeem in whole or in part the Series AA, BB, CC and DD Preferred Stock held by Holders who shall not have voted in favor of the Material Change by paying cash therefor a sum per share equal to the Series AA, BB, CC and DD Liquidation Values, respectively, as defined in Section (b) (the "Redemption Price"); any such shares of Preferred Stock which may be redeemed in a partial redemption shall be selected at the discretion of the Board of Directors.

         (1) At least fifteen (15) days prior to the date fixed for any redemption of any Series AA, BB, CC or DD Preferred Stock (the "Redemption Date"), written notice shall be mailed, to each holder of record (at the close of the business day next preceding the day on which notice is given) of the Series AA, BB, CC or DD Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the Corporation is located, notifying the holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's right to convert to shares of Common Stock terminate, and calling upon the holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as otherwise provided herein, on or after the Redemption Date, each holder of Series AA, BB, CC or DD Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable on the date the Material Change occurs, which date shall not be more than sixty (60) days after the Redemption Date. Payment shall be made to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event that less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (2) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of the Series AA, BB, CC or DD Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of Preferred Stock which from time to time may come into existence, if the funds of the Corporation legally available for the redemption of shares of Series AA, BB, CC or DD Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series AA, BB, CC or DD Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series AA, BB, CC or DD Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. Subject to the rights of Preferred Stock which from time to time may come into existence, at any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series AA, BB, CC or DD Preferred Stock, such funds will be immediately used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

         (3) Each share of Series AA, BB, CC and DD Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to (unless such right has expired, terminated or is otherwise unavailable as provided in Section (d)) the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of the Corporation or any transfer agent for the Series AA, BB, CC or DD Preferred Stock, in the manner and in the amount as provided in Section (d) (the "Conversion Rights"). In the event of a call for redemption of any shares of Series AA, BB, CC or DD Preferred Stock pursuant to Section (h) hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

    (i)  NOTICE.  In case:

         (1) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

         (2) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

         (3) there is any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation as a result of which the stockholders of the Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

         (4) there is a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for the Series AA, Series BB, Series CC and Series DD Preferred Stock, and to the holders of record of the outstanding Series AA, Series BB, Series CC and Series DD Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or
(y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

    FIFTH. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

    SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

    SEVENTH. (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

              (b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

              (c) Neither any amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.